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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 Amendment No. 2 (No. 333-28809) of JW Charles Financial Services, Inc., of our report dated March 19, 1997, appearing on page F-2 of JW Charles Financial Services, Inc.'s, Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Tampa, Florida
August 11, 1997